SEVERANCE AGREEMENT AND RELEASE

This Severance Agreement and Release ("Agreement") dated as of August 24, 2006 is made by and between Bryan J. Mitchell ("Employee") and MCG Capital Corporation ("Company") (collectively referred to as the "Parties"):

WHEREAS, Employee has been the Chief Executive Officer of the Company, a member of the Board of Directors of the Company and a director of certain of the Company's portfolio companies and the Company's affiliates;

WHEREAS, the Company and Employee entered into an Amended and Restated Employment Agreement, dated as of November 3, 2002 (the "Employment Agreement");

WHEREAS, Employee and the Company desire to terminate Employee's employment with the Company, the Employee's service as a member of the Board of Directors of the Company and the Employee's service on the board of directors of, and the board of managers of, the Company's portfolio companies and the Company's affiliates on August 24, 2006; and

WHEREAS, the Parties, and each of them, wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company as defined herein, including, but not limited to, any and all claims arising or in any way related to Employee's employment with, or separation from, the Company.

NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows. Capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Employment Agreement.

    Termination of Employment and Board Membership. The Employee's last day of employment with the Company, the Employee's last day of service as a member of the Board of Directors of the Company and the Employee's last day of service as a member of the board of directors and as a member of the board of managers of any portfolio company or affiliate of the Company shall be August 24, 2006 (the "Termination Date").
    Consideration.
      Cash and Benefits. Subject to the effectiveness of this Agreement and Employee's continued compliance with his obligations under this Agreement, the Company agrees to provide Employee with the following:
        Accrued Compensation. On or promptly following the Termination Date, the Company shall make a lump-sum payment to the Employee equal to (A) all accrued but unpaid salary of the Employee through the Termination Date, (B) all accrued but unpaid vacation pay of the Employee through the Termination Date, plus (C) any compensation which the Employee had previously deferred (including any interest earned or credited thereon) under the Company's deferred compensation plan, subject to (1) the terms of such plan and (2) any delay in payment of such deferred compensation to the extent necessary to avoid adverse tax consequences to the Employee under Section 409A of the Internal Revenue Code of 1986, as amended (the "Accrued Compensation").
        Severance Benefits. In addition to the Accrued Compensation, the Company shall pay to the Employee the following severance benefits:
          On the date that is six months plus one day after the Termination Date (the "First Payment Date"), the Company shall make a lump-sum payment to the Employee equal to: (A) $750,000, plus (B) the interest accrued on $750,000 during the period beginning on the Termination Date and ending on the First Payment Date, using an annual interest rate of 6.00% for purposes of the calculation.
          The Company shall also pay to the Employee $250,000 on the nine month anniversary of the Termination Date, $250,000 on the twelve month anniversary of the Termination Date, and $250,000 on the eighteen month anniversary of the Termination Date (together with the payments contemplated in Section 2(a)(ii)(A), the "Severance Payments").
          Beginning on the Termination Date, the Company shall provide the Employee and any of his eligible dependents with continued coverage, at the Company's expense, under the Company's group medical, dental, hospitalization, and disability benefit plans, as such plans may exist from time to time and to the extent permitted under such plans, until the earlier of (1) eighteen (18) months after the Termination Date, or (2) the date Employee becomes eligible to participate in any other plan that provides similar medical, dental, hospitalization, or disability benefits. As of the date that the Employee ceases to receive coverage under any of the Company's group medical, dental, hospitalization, and disability benefit plans pursuant to this Section 2(a)(ii)(C), the Employee shall be eligible to elect to receive "COBRA" continuation coverage to the extent permitted by Section 601 et seq. of the Employee Retirement Income Security Act of 1974, as amended.
          Beginning on the Termination Date and ending no later than eighteen (18) months after the Termination Date, the Company shall permit the Employee to continue participating in the Company's group life insurance plan, as such plan may exist from time to time and to the extent permitted under such plan, provided that prior to the First Payment Date, the Employee shall be solely responsible for paying all premiums required under the group life insurance plan to maintain coverage (the "Employee Premium Amount"). To the extent the Employee continues participating in such plan by paying the Employee Premium Amount, on the First Payment Date, the Company shall make a lump-sum payment to the Employee equal to the Employee Premium Amount, less any taxes that are required to be withheld (the "Lump Sum Premium Payment"). In addition to the Lump Sum Premium Payment, during the period beginning on the First Payment Date and ending on the earlier of (1) twelve (12) months after the First Payment Date, or (2) the date Employee becomes eligible to participate in any other plan or program that provides life insurance benefits (the "Severance Period"), the Company shall make monthly payments, on behalf of the Employee, to the applicable life insurance carrier, equal to the monthly premium in effect for the Employee's life insurance policy on the Termination Date (the "Premium Payment Amount"). The Company will withhold from the Severance Payments any tax payments that are required to be withheld and such additional amounts as are necessary to pay the Employee's monthly life insurance premium in full, should the Employee's monthly life insurance premium exceed the Premium Payment Amount during the Severance Period. The Company is not responsible for any loss of the Employee's coverage under the group life insurance plan due to the Employee's failure to pay any premiums required by the group life insurance plan to maintain coverage (x) during the period beginning on the Termination Date and ending on the First Payment Date, and (y) after the end of the Severance Period.
      Restricted Stock Awards. On the Termination Date, all of the Employee's "Forfeitable Shares" (as such term is defined in the Amended and Restated Restricted Stock Agreement between the Employee and the Company, dated March 1, 2004) will fully vest. Employee agrees to pay any taxes incurred as a result of the vesting of the Forfeitable Shares (the "Restricted Stock Taxes") within one (1) business day following the Termination Date. If Employee fails to pay the Restricted Stock Taxes, then Employee agrees to forfeit all shares of restricted stock that vested on the Termination Date. On the Termination Date, the Company will inform the Employee of the amount of the Restricted Stock Taxes that the Employee is obligated to pay. In addition, the Company shall use commercially reasonable efforts to remove all restrictive legends from such Forfeitable Shares on the day following the Termination Date.
    Return of Property. Employee shall return all of the Company's property in his possession to the Company on the Termination Date, in accordance with the provisions of Section 9(f) of the Employment Agreement.
    No Other Payments. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee once the above-noted payments and benefits are received. The Company shall have no other obligations to Employee under the Employment Agreement or otherwise, except as described in this Agreement.
    Taxes. The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local or foreign withholding or other taxes or charges which the Company is required to withhold. The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of withholding shall arise. To the extent any taxes may be due on the payments to Employee provided in this Agreement beyond any withheld by the Company, Employee agrees to pay them himself and to indemnify and hold the Company and other entities released by Employee herein harmless for any tax claims or penalties resulting from such payments. Employee further agrees to provide any and all information pertaining to Employee upon request as reasonably necessary for the Company and other entities released herein to comply with applicable tax laws.
    Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its officers, managers, supervisors, agents, shareholders, subsidiaries and employees. Employee, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, agents, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:
      any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;
      any and all claims relating to or arising from Employee's service as a member of the Board of Directors of the Company;
      any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
      any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;
      any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, and the Older Workers Benefit Protection Act;
      any and all claims for violation of the federal, or any state, constitution;
      any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
      any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and
      any and all claims for attorneys' fees and costs.

    The Company and Employee agree that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to (i) any obligations incurred under this Agreement, (ii) any rights to seek contribution or indemnification for third party claims under applicable law, or (iii) any rights to director and officer indemnification and insurance coverage pursuant to the Company's and its subsidiaries' governing documents and applicable policies of director and officer liability insurance.

    The Company and its subsidiaries hereby fully and forever release the Employee and his heirs, successors, administrators, representatives and assigns from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters that are based upon facts known by the Company's Board of Directors or other members of senior management of the Company or reasonably should have been known by the Company's Board of Directors or the members of senior management of the Company as of the date of this Agreement. Notwithstanding the foregoing, nothing herein shall release or discharge any claim or suit by the Company against the Employee, or the right of the Company to bring any action, legal or otherwise, against the Employee (X) as a result of any failure by Employee to comply with Section 13 of this Agreement, or (Y) as a result of any failure by Employee to perform his obligations under this Agreement.

    Confidentiality; Ownership. Employee agrees that the provisions of Section 9(a) and 9(f) of the Employment Agreement shall survive beyond the Termination Date, as post-termination obligations under the Employment Agreement as referenced in Section 19 herein.
    Non-Competition; Consequences of Challenging the Enforceability of Non-Competition or Non-Solicitation Covenants. During the six (6) month period following the Termination Date, Employee shall not, without the prior written consent of the Company, engage in any business or activity, whether as an employee, consultant, partner, principal, agent, representative, stockholder (other than as the holder of an interest of two percent (2%) or less in the equity of a publicly-traded corporation) or other individual, corporate or representative capacity, or render any services or provide any advice or assistance to any company set forth on Exhibit A, including any of their affiliates, or any business, person or entity, if such business, activity, person or entity competes anywhere in the United States with the Company or any of its subsidiaries in respect of (i) any product, service or business of the Company or any of its subsidiaries, as generally described in the Company's most recent Form 10-K filed with the Securities and Exchange Commission, or (ii) any product, service or business as to which the Company or any of its subsidiaries has begun preparing to develop or offer as of the Termination Date. Nothing herein shall be construed to prevent Employee from being employed by any person or entity not listed on Exhibit A that is in a line of business or activity that does not compete with (i) products, services or businesses offered or conducted by the Company or its subsidiaries as of the Termination Date, as generally described in the Company's most recent Form 10-K filed with the Securities and Exchange Commission, or (ii) products, services or business which the Company or any of its subsidiaries has begun preparing to develop or offer as of the Termination Date. A product, service or business shall not be deemed to compete with the Company or its subsidiaries if it is offered in any industry or market sector in which the Company and its subsidiaries do not compete nor have begun preparing to compete as of the Termination Date; provided, however, that all products, services or business of any company set forth in Exhibit A shall be deemed to compete with the Company or its subsidiaries. This Section 8 shall supersede and replace Section 9(b) of the Employment Agreement.

    Notwithstanding any provision in Section 9(h) of the Employment Agreement to the contrary, the Parties further agree that should the Employee or his subsequent employer successfully challenge the enforceability of the non-competition covenants in this Section 8 or the non-solicitation covenants in Section 9, then the Company may reduce the Severance Payments and other benefits provided in Section 2(a)(ii) of this Agreement to reflect the time period that such non-competition covenants or the non-solicitation covenants actually remain in effect. The Parties hereto recognize that the laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in Sections 8 and 9. It is the intention of the Parties that the potential restrictions on Employee's activities imposed by Sections 8 and 9 be reasonable in both duration and geographic scope and in all other respects, it being understood that the business conducted by the Company and its subsidiaries is nationwide in scope. It is also the intention of the Parties that the provisions of Sections 8 and 9 be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought, and that in the event that any provision of Sections 8 and 9 shall, for any reason, be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof, and such invalid or unenforceable provision shall be construed by limiting it so as to be valid and enforceable to the fullest extent permissible under applicable law. If applicable law does not permit an invalid or unenforceable provision to be so construed, then the invalid or unenforceable provision shall be stricken and the remaining portions of Sections 8 and 9 shall be enforced to the fullest extent permitted by law. In addition, if any provision of Sections 8 and 9 shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

    Non-Solicitation. During the eighteen (18) month period following the Termination Date (the "Non-Solicitation Period"), Employee shall not divert, solicit or lure away the patronage of (i) any client or business of the Company or any of its subsidiaries as of or within the two (2) year period prior to the Termination Date or (ii) any prospective client or business of the Company or any of its subsidiaries. As used herein, "prospective client" means any client that, to the knowledge of the Employee, the Company or any of its subsidiaries (i) has solicited within the two (2) year period prior to the Termination Date, or (ii) is soliciting as of the Termination Date. Nothing herein shall be construed to prevent the Employee from soliciting clients or prospective clients of the Company or its subsidiaries with respect to products, services or businesses which the Company and its subsidiaries neither offer or conduct, nor have begun preparing to develop or offer, as of the Termination Date. The Employee shall not, during the Non-Solicitation Period, directly or indirectly, recruit, hire or assist others in recruiting or hiring, or otherwise solicit for employment, any employees of the Company or any of its subsidiaries. This Section 9 shall supersede and replace Section 9(c) of the Employment Agreement.
    Non-Disparagement. During the eighteen (18) month period following the Termination Date, Employee agrees that he will not disparage the Company, nor make nor publish any communication that reflects adversely upon the Company, including communications concerning the Company itself, its subsidiaries, its stockholders or its current or former officers, directors, attorneys, employees, independent contractors, agents, members or clients. During the eighteen (18) month period following the Termination Date, the Company's officers and members of its Board of Directors shall not disparage in any respect the Employee. Nothing in this paragraph shall prohibit the Employee or the Company's officers and members of its Board of Directors from responding truthfully when required by a governmental agency, law, subpoena or court order.
    Restrictions on Acquisition of the Company and Actions to Initiate Sale of the Company. Employee agrees that, for a period of eighteen (18) months from the Termination Date, neither the Employee nor any of his representatives or assigns will, unless invited (on an unsolicited basis) by the Board of Directors of the Company in writing: (a) acquire, offer or propose to acquire, or agree to seek to acquire, directly or indirectly, by purchase or otherwise, any securities or direct or indirect rights or options to acquire any securities of the Company or any subsidiary thereof, or of any successor to or person in control of the Company, or any assets of the Company or any subsidiary or division thereof or of any such successor or controlling person; (b) enter into or agree, offer, propose, or seek to enter into, or otherwise be involved in or part of, directly or indirectly, any acquisition transaction or other business combination relating to all or part of the Company or its subsidiaries or any acquisition transaction for all or part of the assets of the Company or any subsidiary of the Company or any of their respective businesses; (c) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Company; (d) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any voting securities of the Company or any of its subsidiaries; (e) seek or propose, alone or in concert with others, to influence or control the Company's management or policies; (f) directly or indirectly enter into any discussions, negotiations, arrangements or understandings with any other person with respect to any of the foregoing activities or propose any of such activities to any other person; (g) advise, assist, encourage, act as a financing source for or otherwise invest in any other person in connection with any of the foregoing activities; or (h) disclose any intention, plan or arrangement inconsistent with any of the foregoing. The Employee also agrees that, during the eighteen (18) month period referred to in the second preceding sentence, neither the Employee nor any of his representatives or assigns will: (i) request that the Company or its advisors, directly or indirectly, (A) amend or waive any provision of this Section 11 (including this sentence) or (B) otherwise consent to any action inconsistent with any provision of this Section 11 (including this sentence); or (j) take any initiative with respect to the Company or any of its subsidiaries which could require the Company to make a public announcement regarding (A) such initiative, (B) any of the activities referred to in the second preceding sentence, (C) the possibility of an acquisition transaction or any similar transaction, or (D) the possibility of the Employee or any other person acquiring control of the Company, whether by means of a business combination or otherwise.
    Cooperation; Cessation of Payments. Employee agrees that, upon the Company's reasonable request, at the Company's reasonable expense, and for reasonable compensation to the Employee, he will provide whatever assistance is required by the Company or its agents, including its attorneys, concerning any matter related to his employment with the Company. Employee further agrees both to immediately notify the Company upon receipt of any court order, subpoena, or any legal discovery device that seeks or might require disclosure of any matter related to his employment with the Company, and to furnish, within three (3) business days of its receipt, a copy of such court order, subpoena, or legal discovery device to the Company, so that the Company may take appropriate measures to quash or otherwise defend its interests. The Severance Payments and all other benefits provided in Section 2(a)(ii) of this Agreement shall cease (a) in the event any of these cooperation provisions are breached and not immediately cured; or (b) in the event the Employee fails to continue to comply with his obligations under this Agreement.
    Independent Committee Investigation. Employee agrees that he will pay to the Company any additional payments and/or reimbursements that the Independent Committee of the Board of Directors of the Company determines that Employee should pay the Company with respect to its current investigation, up to a maximum of $60,000. Employee agrees to make such payment within ten days following the date Employee receives written notice that such additional payments and/or reimbursements are due.
    No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be: (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.
    Arbitration. Any controversy, claim or dispute arising out of or relating to this Agreement, shall be settled solely and exclusively by binding arbitration in Washington, D.C. Such arbitration shall be conducted in accordance with the then prevailing JAMS Streamlined Arbitration Rules & Procedures, with the following exceptions if in conflict: (a) one arbitrator shall be chosen by JAMS; (b) each party to the arbitration will pay its pro rata share of the expenses and fees of the arbitrator, together with other expenses of the arbitration incurred or approved by the arbitrator; and (c) arbitration may proceed in the absence of any party if written notice (pursuant to the JAMS' rules and regulations) of the proceedings has been given to such party. Each party shall bear its own attorneys fees and expenses. The Parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive. All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity; provided however, that nothing in this subsection shall be construed as precluding the bringing an action for injunctive relief as provided below. IF FOR ANY REASON THIS ARBITRATION CLAUSE BECOMES NOT APPLICABLE, THEN EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MATTER INVOLVING THE PARTIES HERETO. Employee agrees that any material breach of his obligations to the Company under this Agreement, including his post-termination obligations under the Employment Agreement, would result in injury and damage to the Company and that in the event of such breach or any threat of material breach, the Company shall be entitled to seek an immediate injunction and restraining order from a court of competent jurisdiction to prevent such breach and/or threatened breach and/or continued breach by Employee and/or any and all persons and/or entities acting for an/or with Employee, without having to prove damages.
    Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
    No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.
    Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.
    Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee's relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Employee's relationship with the Company, with the exception of the Employee's post-termination obligations under the Employment Agreement which are deemed to be part of this Agreement.
    No Waiver. The failure of any party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.
    No Oral Modification. Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each party.
    Governing Law. This Agreement shall be construed, interpreted, governed, and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to conflict of law principles.
    Effective Date. This Agreement is effective after it has been signed by the Parties (the "Effective Date").
    Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
    Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:
      They have read this Agreement;
      They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;
      They understand the terms and consequences of this Agreement and of the releases it contains;
      No promise or inducement for this Agreement has been made except as set forth in this Agreement;
      This Agreement is executed by Employee without reliance upon any statement or representation, written or oral, by the Company, its employees or any party released herein, except as set forth herein; and
      They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

MCG Capital Corporation

Dated: 8/24/06 By: /s/ Steven F. Tunney

Name: Steven F. Tunney

Title: President

BRYAN J. MITCHELL, an individual

Dated: 8/24/06 /s/ Bryan J. Mitchell